AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is entered into with the intent it be effective as of August 10, 2023 (the “Amendment Effective Date”) by and between NICHOLAS FINANCIAL, INC. (“Company”) and MICHAEL ROST (“Employee”). This Amendment amends that certain Employment Agreement between Company and Employee with an effective date of August 30, 2022 (the “Agreement”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.

In consideration of the mutual covenants and agreements of the parties herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Employee agree that the Agreement is hereby amended as follows:

1.
Section 2 (“TERM”). Effective as of the Amendment Effective Date, all of the provisions of Section 2 (“TERM”) of the Agreement are hereby deleted in their entirety and replaced with the following new provisions for Section 2:

“The employment of the Employee under this Agreement commenced on August 30, 2022, and the employment of the Employee will continue until February 29, 2024 (“Amended Employment Term”). By mutual written consent, Company and Employee may extend the Amended Employment Term with two (2) separate extensions for a period of three (3) months per extension (each, an “Extension”). For purposes of clarification only, the Amended Employment Term will not automatically extend and will only extend if Company and Employee mutually agree in writing to an Extension at least thirty (30 days) in advance of the Amended Employment Term expiration date (which will be February 29, 2024, or May 31, 2024, if the parties enter into an Extension pursuant to the terms and conditions detailed herein).”

2.
Section 3 (“COMPENSATION”). (a) Section 3(b) (“Bonus”) of the Agreement is hereby deleted in its entirety and replaced with the following: “The Employee shall receive, and the Company shall pay, a bonus of TWENTY-FIVE THOUSAND DOLLARS ($25,000) on or before September 9, 2023. In addition, Employee shall receive, and the Company shall pay, a bonus of SEVENTY-FIVE THOUSAND DOLLARS ($75,000) within thirty (30) days after the expiration or termination of the Agreement, which includes the expiration or termination of any Extensions to the Amended Employment Term as detailed in Section 2 of the Amendment (for purposes of clarification only, if the Agreement is terminated by Company for Cause or terminated voluntarily by Employee prior to February 29, 2024, Employee shall not receive the SEVENTY-FIVE THOUSAND DOLLARS ($75,000) bonus). (b)Section 3(e) (“Stock Purchase Matching Program”) of the Agreement is hereby deleted in its entirety.
3.
Section 4 (“NONCOMPETITION, NON-DISCLOSURE AND STOCK OWNERSHIP REQUIREMENTS”). Sections 4(b) (i), (ii), (iii) and Section 4(d) of the Agreement are hereby deleted in their entirety. For purposes of clarification only, the removal of these noncompete provisions are intended to allow Employee to perform similar services for a separate company after the expiration or termination of this Agreement; however, Employee accepts, acknowledges and agrees that Employee shall devote his best efforts and substantially all of his business time, skill, labor and attention to the performance of his duties for Company during the Amended Employment Term (including any Extensions to such Amended Employment Term), and none of the other obligations of Employee are limited by the removal of the noncompete provisions detailed herein.

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Section 4(b)(iv) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Employee covenants and agrees that during the Term of his employment by the Company, and thereafter for a period of one (1) year following the termination of the Employee’s employment with the Company, he will not engage in any practice the purpose of which is to evade the provisions of this Agreement or disparage the Company with the intent of harming the business or the Company.”

4.
Section 5 (“TERMINATION”). Section 5(f) (“Regular Severance Payments”) of the Agreement is hereby deleted in its entirety.
5.
Section 12 (“NOTICE”). Section 12 (“Notice”) of the Agreement is hereby amended and revised to change the notice address of the Company to the following:

“Nicholas Financial, Inc.

Attention: Anthony D. Scioli, Esquire

Kutak Rock LLP

1650 Farnam Street

Omaha, NE 68102”

6.
Miscellaneous. All other terms and conditions of the Agreement remain unchanged and in full force and effect. This Amendment and the Agreement constitute the entire understanding between Company and Employee with respect to the subject matter hereof and supersede all negotiations, representations, and prior discussions and preliminary agreements between Company and Employee relating to the same subject matter. In the event of any conflict, ambiguity or inconsistency between this Amendment and the Agreement, this Amendment shall govern and control. As amended by this Amendment, the Agreement remains in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed a single document. Signatures delivered electronically shall have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment with the intent it be effective as of the Amendment Effective Date.

NICHOLAS FINANCIAL, INC.	MICHAEL ROST
By: /s/ Jeffrey Royal Name: Jeffrey Royal Title: Chairman of the Board of Directors Date: August 15,2023	By: /s/ Michael Rost Name: Michael Rost Title: Chief Executive Officer Date: August 15, 2023

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